EXHIBIT 5.1

Consent Of Independent Registered Chartered Accountants

We consent to the incorporation by reference in this Registration Statement of Biomira Inc. on Form F-10 of our reports dated February 20, 2004, appearing in the Annual Report on Form 40-F of Biomira Inc. for the year ended December 31, 2003, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Registered Chartered Accountants

Edmonton, Canada
June 25, 2004